KATTEN MUCHIN & ZAVIS

           1025 THOMAS JEFFERSON STREET, N.W. * EAST LOBBY * SUITE 700

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PLEASE RESPOND TO                                  WRITER'S DIRECT DIAL NUMBER

WASHINGTON, D.C.                                              (202) 625-3781


                                             April 7, 1997

PBHG Insurance Series Fund, Inc.
1255 Drummers Lane, Suite 300
Wayne, PA  19087

     Re:     Consent of Counsel
             __________________

Dear Gentleman:

This consent is given in connection with the filing by the PBHG Insurance Series Fund, Inc. (the "Fund"), a Maryland corporation, of Pre-Effective Amendment No. 1 to its Registration Statement (File No. 333-19497/811-8009) on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. We consent to the use of this letter as an exhibit to the Registration Statement and to the reference to Katten Muchin & Zavis under the caption "Counsel and Independent Public Accountants" in the Prospectus comprising a part of the Registration Statement.

                                             Very truly yours,

                                             /S/ KATTEN MUCHIN & ZAVIS

                                             KATTEN MUCHIN & ZAVIS









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